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                                                               EXHIBIT (a)(1)(F)






             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the proper identification number to give:

-----------------------------------------------------------    --------------------------------------------------------

                                                                                               GIVE THE NAME AND
                                 GIVE THE NAME AND SOCIAL                                      EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:        SECURITY NUMBER OF --          FOR THIS TYPE OF ACCOUNT:      NUMBER OF --
-----------------------------------------------------------    --------------------------------------------------------

1.   Individual account          The individual                 6.   A valid trust, estate,    Legal entity (4)
                                                                     or pension trust

2.   Two or more individuals     The actual owner of the        7.   Corporation or LLC        The corporation
     corporation (joint          account or, if combined             electing corporate
     account)                    funds, the first                    status on Form 8832
                                 individual on the
                                 account (1)

3.   Custodian account of a      The minor (2)                  8.   Association, club,        The organization
     minor (Uniform Gift to                                          religious, charitable,
     Minors Act)                                                     educational, or other
                                                                     tax-exempt organization

4.   a.  The usual revocable     The grantor-trustee (1)        9.   Partnership or            The partnership
         savings trust                                               multi-member LLC
         (grantor is also
         trustee)
     b.  The so-called trust     The actual owner (1)           10.  A broker or registered    The broker or nominee
         account that is not a                                       nominee
         legal or valid trust
         under state law

5.   Sole proprietorship or      The owner (3)                  11.  Account with the          The public entity
         single-owner LLC                                            Department of Agriculture
                                                                     in the name of a public
                                                                     entity (such as a State
                                                                     or local government,
                                                                     school district, or
                                                                     prison) that receives
                                                                     agricultural program
                                                                     payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person's number must be furnished.
(2)      Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employment identification number.
(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

      o An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

      o     The United States or any agency or instrumentality thereof.

      o A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

      o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

      o An international organization or any agency, or instrumentality thereof.

PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING:

      o     A corporation.

      o     A foreign central bank of issue.

      o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

      o A futures commission merchant registered with the Commodity Futures Trading Commission.

      o     A real estate investment trust.

      o An entity registered at all times during the tax year under the Investment Company Act of 1940.

      o     A common trust fund operated by a bank under section 584(a).

      o     A financial institution.

      o A middleman known in the investment community as a nominee or custodian.

      o     A trust exempt from tax under section 664 or described in section
            4947.

PAYMENTS OF DIVIDENDS AND PATRONAGE DIVIDENDS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE FOLLOWING:

      o     Payments to nonresident aliens subject to withholding under section
            1441.

      o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

      o     Payments made by certain foreign organizations.

      o     Payments of patronage dividends not paid in money.

      o     Section 404(k) distributions made by an ESOP.
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PAYMENTS OF INTEREST NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING INCLUDE THE
FOLLOWING:

      o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

      o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

      o     Payments described in section 6049(b)(5) to non-resident aliens.

      o     Payments on tax-free covenant bonds under section 1451.

      o     Payments made by certain foreign organizations.

      o     Mortgage or student loan interest paid to you.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N.

Privacy Act Notice. -- Section 6109 requires most recipients of dividends, interest, or other payments to provide identifying number for identification purposes and to help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% (subject to minor reductions in the future) of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES.

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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